1 WSFS Financial Corporation 4Q 2025 Earnings Release Supplement January 2026 Exhibit 99.2

2 Forward Looking Statements & Non-GAAP Disclaimers Trade names, trademarks and service marks of other companies appearing in this presentation are the property of their respective holders. Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to WSFS Financial Corporation’s (“the Company”) predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including, but not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, trade, monetary and fiscal policies, interest rates, supply chain issues, inflation, economic growth, the uncertain effects of geopolitical instability, armed conflicts, public health crises, inflation, interest rates and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the Company’s Form 10-K for the year ended December 31, 2024, Form 10-Q for the quarter ended March 31, 2025, Form 10-Q for the quarter ended June 30, 2025, and Form 10-Q for the quarter ended September 30, 2025, and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes these non-GAAP financial measures are useful measures for management and investors to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. You should not rely on these non-GAAP financial measures as a substitute for, or as superior to, GAAP results. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix.

3 Financial Highlights and Results

Financial Highlights

	Reported		Core[1]			
$ in millions (except per share amounts)	4Q25	FY25	4Q25	*YoY Δ*	FY25	*FY Δ*
EPS	$1.34	$5.09	$1.43	*+28.8%*	$5.21	*+18.7%*
ROA	1.33%	1.36%	1.42%	*+18bps*	1.39%	*+13bps*
Net Income[2]	$72.7	$287.3	$77.7	*+18.1%*	$294.3	*+12.1%*
PPNR[1]	$109.9	$429.8	$116.5	*+23.4%*	$438.8	*+7.8%*
ROTCE[1]	16.91%	17.55%	18.03%	*+148bps*	17.96%	*+13bps*
NIM[4]	3.83%	3.87%	3.83%	*+3bps*	3.87%	*+5bps*
Fee Revenue $	$84.5	$339.9	$90.1	*+8.3%*	$346.9	*+3.3%*
Fee Revenue %[4]	31.0%	31.8%	32.4%	*+6bps*	32.3%	*+10bps*
Efficiency Ratio	59.5%	59.6%	57.9%	*-590bps*	59.0%	*-180bps*
ACL Ratio[5]	1.36%	1.36%	1.36%	*-12bps*	1.36%	*-12bps*
CET1	13.92%	13.92%	13.92%	*+11bps*	13.92%	*+11bps*
TBVPS[1]	$33.11	$33.11	$33.11	*+21.3%*	33.11	*+21.3%*

- Strong year-over-year growth across key profitability metrics for the quarter and full-year
- Results driven by solid loan, deposit, and core fee revenue growth with Wealth and Trust growing 13% YoY
- Loans grew 2% QoQ (9% annualized) and client deposits grew 2% QoQ (10% annualized)
- Returned $324.7mm of capital to shareholders in 2025, including $287.5mm from share repurchases (9.3% of outstanding shares)[3]

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measures
[2] This constitutes net income attributable to WSFS; excludes net income attributable to noncontrolling interest
[3] Represents shares outstanding as of December 31, 2024
[4] Tax-equivalent
[5] Reflects ACL on loans and leases over the amortized cost of the total portfolio

4

5 4Q 2025 Non-core Adjustments Three non-core items impacting Net Income by $5.0mm and EPS by $0.09 Write-down on an Equity Investment: • Total equity investment portfolio of $13.4mm Visa B Derivative: • Increased our reserve for Visa Class B dilution due to Visa’s increase to its litigation reserve • Total reserve of $5.3mm Debt Extinguishment: • Accelerated costs from the redemption of $150mm of Senior Notes due 2030 Key Items $72.7 $4.1 $1.5 $1.2 ($1.8) $77.7 $60.0 $65.0 $70.0 $75.0 $80.0 $85.0 Reported Net Income Equity Investment Visa B Debt Extinguishment Tax / Other Adjusted (Core) Net Income 4Q25 Adjustments ($mm) 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measure 1

6 43% 37% 41% 36% 29% 34% 0% 15% 30% 45% 60% 2Q25 3Q25 4Q25 Interest-Only Total Net Interest Margin Trends NIM of 3.83%, down 8bps QoQ and up 3bps YoY while absorbing 75bps from interest rate cuts 1 Average total loan yield excludes purchase accounting accretion (PAA) 2 Deposit betas are based on cumulative client deposit costs for the down-cycle rate (September 2024 start); assumes Fed Funds of 3.75% • Loan yields down 24bps QoQ primarily due to lower interest rates and a one-time interest recovery (5bps) in the prior quarter • December exit interest-only beta of 43%; exit client deposit cost of 1.39% 1.83% 1.71% 1.63% 1.62% 1.45% 1.92% 1.77% 1.68% 1.66% 1.51% 6.72% 6.60% 6.54% 6.60% 6.36% 2.0% 3.2% 4.4% 5.6% 6.8% 8.0% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4Q24 1Q25 2Q25 3Q25 4Q25 Lo an Y ie ld (% ) Cl ie nt D ep os it Co st (% ) Client Deposit Cost Total Funding Cost Total Loans Ex PAA Yield1 3.80% 3.91% 3.83% 0.00% 1.20% 2.40% 3.60% 4.80% 4Q24 3Q25 4Q25 4.50%Fed Funds %4 3.75% 3 Betas are the average of the last month in a respective quarter unless otherwise stated 4 Fed funds is based on the exit rate and the upper bound of the range 4.25% Average Deposit Cost and Loan Yield Net Interest Margin Deposit Betas2,3

7 Loan Portfolio Highlights Strong 4Q fundings across the Commercial and Consumer portfolios led by 4% QoQ growth in C&I 1 Includes new loans, existing new funding, in-process, HFS, and net line activity. Excludes reclasses, purchase accounting marks/unearned changes, and Commercial leases 2 C&I loans includes owner-occupied real estate ($ in millions) Dec 2025 Sept 2025 Dec 2024 QoQ $ Growth Annualized % Growth YoY $ Growth % Growth C & I Loans2 $4,766 $4,587 $4,652 $179 15% $114 2% Commercial Mortgages (CRE) 3,916 3,856 4,031 60 6% (115) (3%) Construction Loans 1,024 1,004 832 20 8% 192 23% Commercial Leases 603 617 648 (14) (9%) (45) (7%) Total Commercial Loans $10,309 $10,064 $10,163 $245 10% $146 1% Residential Mortgage (HFS/HFI) 1,120 1,062 992 58 22% 128 13% Consumer Loans - WSFS 1,038 990 891 48 19% 147 17% Consumer Loans - Partnership 856 907 1,195 (51) (22%) (339) (28%) Total Gross Loans $13,323 $13,023 $13,241 $300 9% $82 1% EOP Loans - QoQ and YoY Commercial: • Highest total quarterly fundings in past two years • Commercial line utilization of 36.6%, up from 34.8% prior quarter • 90-day weighted average pipeline of ~$200mm Consumer: • Residential mortgage and WSFS-originated consumer loans (primarily real estate secured) continued their strong momentum and grew a combined 20% QoQ annualized $170 $116 $201 $121 $263 $70 $33 $66 $85 $126 $125 $98 $141 $177 $165 -$25 $48 -$2 -$58 $58 $340 $295 $406 $325 $612 -$100 $0 $100 $200 $300 $400 $500 $600 $700 4Q24 1Q25 2Q25 3Q25 4Q25 C&I CRE Construction Net Line Activity Commercial Fundings and Line Activity ($mm)1

8 ($ in millions) Dec 2025 Sep 2025 Dec 2024 QoQ $ Growth Annualized % Growth YoY $ Growth % Growth Noninterest Demand $5,577 $5,237 $4,988 $340 26% $589 12% Interest-bearing Demand 2,884 2,966 2,973 (82) (11%) (89) (3%) Savings 1,410 1,408 1,466 2 1% (56) (4%) Money Market 5,762 5,536 5,472 226 16% 290 5% Total Core Deposits $15,633 $15,147 $14,899 $486 13% $734 5% Time Deposits 2,009 2,079 2,131 (70) (13%) (122) (6%) Total Client Deposits $17,642 $17,226 $17,030 $416 10% $612 4% EOP Deposits by Product - QoQ and YoY Deposit Highlights • $416mm (10% annualized) increase in ending client deposits QoQ; driven by Trust, Wealth, and Consumer • 33% of average deposits are noninterest demand • $612mm (4%) increase in ending client deposits YoY • Noninterest deposits increased 12% YoY; driven by growth in Wealth and Trust • 54% of average client deposits are coming from Commercial, Small Business, and Wealth and Trust 2% quarter-over-quarter growth in client deposits with 6% quarter-over-quarter growth in noninterest deposits Consumer 46% Commercial 23% Small Business 11% Trust 13% Wealth 7% Average Client Deposits By Business Line 12% 12% 12% 12% 11% 40% 41% 40% 40% 40% 17% 17% 16% 16% 16% 31% 30% 32% 32% 33% 0% 20% 40% 60% 80% 100% 4Q24 1Q25 2Q25 3Q25 4Q25 Noninterest Interest-bearing Savings/MM Time Average Total Client Deposit Mix

9 $18 $21 $21 $25 $25 $23 $40 $42 $46 $83 $88 $90 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 4Q24 3Q25 4Q25 Co re F ee R ev en ue ($ m m ) Banking Cash Connect Wealth and Trust Core Fee Revenue 32.4% Core Fee Revenue ratio1 with continued double-digit year-over-year growth in Wealth and Trust 1 These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measures 2 2025 Asset-Backed Alert; activity based on total issuance of deals in the year ® Core fee revenue1 up 2% QoQ and up 8% YoY Wealth and Trust (+13% YoY) Bryn Mawr Trust® 33% BMT of DE 19% WSFS Institutional Services® 48% Institutional Services up 29% YoY due to increased agent, custody, and assignment fees Ranked fourth most active U.S. ABS & MBS trustee with 11.7% market share2 Private Wealth Management up 9% YoY when excluding the two previously announced exits of Commonwealth and Powdermill (down 8% YoY in total) Bryn Mawr Trust of Delaware up 24% YoY due to growth in new accounts

10 11.34% 10.28% 13.20% 8.69% 2.58% 0.31% 2.47% 1.92% 13.92% 10.59% 15.67% 10.61% 0% 4% 8% 12% 16% CET1 Leverage TRBC TCE Effective AOCI Well-capitalized Reported ($8.34) $33.11 ($20) ($10) $0 $10 $20 $30 $40 4Q21 2Q22 4Q22 2Q23 4Q23 2Q24 4Q24 2Q25 4Q25 TBV2 and AOCI per Share AOCI/share TBV/share Capital All capital ratios remain significantly above “well-capitalized” even when considering Effective AOCI 4Q25 Capital Ratios including Effective AOCI Impact1,2 1 Effective AOCI ($529.2mm) includes unrealized losses on AFS and unrecognized fair value of HTM as of December 31, 2025; reported AOCI of ($445.5mm) 2 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measure 2 • 21% YoY growth in TBV per share • Tangible book value (TBV) of $33.11 per share includes a negative impact of $8.34 per share related to Reported AOCI1 • Effective AOCI represents the impact of a full liquidation of the investment portfolio • TCE of 10.61% when considering Effective AOCI 2

11 >110% of FY net income returned to shareholders; 7% of outstanding shares remain in authorization3 $36.7 $35.8 $37.2 $51.8 $95.4 $287.5 $88.5 $131.2 $324.7 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 2023 2024 2025 M ill io ns Dividend Repurchases Medium-Term Operating Target 12.22% 13.17% 13.81% 13.92% 0% 2% 4% 6% 8% 10% 12% 14% 16% 2022 2023 2024 2025 Capital Return Framework Repurchased 3.7% of outstanding shares in 4Q251; 9.3% of outstanding shares repurchased year-to-date2 1 Represents shares outstanding as of September 30, 2025 2 Represents shares outstanding as of December 31, 2024 CET1 medium-term target of ~12% 3 Represents shares outstanding as of December 31, 2025 Total Capital Returned to ShareholdersCET1 Trend

12 $77 $85 $87 $55 $67 $29 $43 $54 $35 $86$16 $20 $17 $15 $15 $122 $148 $158 $105 $168 0.92% 1.13% 1.22% 0.81% 1.27% 0.00% 0.30% 0.60% 0.90% 1.20% 1.50% $0 $50 $100 $150 $200 $250 4Q24 1Q25 2Q25 3Q25 4Q25 M ill io ns Non-accruing Accruing Govt. Guaranteed Ed. % of Gross Loans Asset Quality Metrics $645 $684 $683 $630 $536 4.87% 5.19% 5.19% 4.84% 4.02% 0.0% 1.2% 2.4% 3.6% 4.8% 6.0% $300 $400 $500 $600 $700 $800 4Q24 1Q25 2Q25 3Q25 4Q25 M ill io ns Problem Assets % of Gross Loans $6 $21 $4 $9 $14$1 $1 $1 $1 $4 $3 $5 0.31% 0.76% 0.30% 0.30% 0.46% 0.00% 0.15% 0.30% 0.45% 0.60% 0.75% 0.90% $0 $7 $14 $21 $28 $35 4Q24 1Q25 2Q25 3Q25 4Q25 M ill io ns Commercial Consumer Upstart % of Avg. Gross Loans $127 $117 $106 $73 $72 0.61% 0.57% 0.51% 0.35% 0.34% 0.0% 0.2% 0.3% 0.5% 0.6% 0.8% $0 $25 $50 $75 $100 $125 $150 4Q24 1Q25 2Q25 3Q25 4Q25 M ill io ns Nonperforming Assets % of Total Assets • Problem Assets: Decreased 82bps QoQ • Driven by favorable net migration • Ended at lowest level in over two years • DLQ: Increased 46bps QoQ • Driven by previously identified problem assets and NPAs • Remaining increase primarily due to three well-secured CRE loans • NCO: Increased 16bps QoQ • Primarily due to the partial charge- off of a nonperforming land development loan • Total NCO was 38bps excluding NewLane 4Q 2025 Performance 1 Excludes impacts from accounts receivable 2 Includes fully government guaranteed and 98% government guaranteed student loans 3 Average gross loans net of unearned income, excluding loans held-for-sale 3 2 <$1 Problem Assets Nonperforming Assets (NPA) Delinquencies (DLQ) Net Charge-offs (NCO)1

13 $160 $170 $180 $190 $200 9/30/2025 New Originations Payoffs / Paydowns Forecast / Migration NCO / Other 12/31/2025 ACL Ratio 4Q 2025 ACL ($mm) $180 1 Reflects ACL on loans and leases over the amortized cost of the total portfolio 2 This is a non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measures Loan & Leases ACL Overview ACL and Coverage Ratio by Segment 4Q 2025 ACL Commentary 1.36% • ACL coverage ratio1 of 1.36%; 1.46% including estimated remaining credit mark on acquired loan portfolios2 • Coverage ratio down 5bps QoQ; partial charge-off of non- accruing loan and favorable payoff/net migration • FY GDP forecast of 2.0% in 2025 and 2.5% in 20263 • FY Unemployment forecast of 4.3% in 2025 and 4.4% in 20263 1.41% 1.26% 1.61% 1.36% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4Q21 4Q22 4Q23 4Q24 4Q25 ACL % By Portfolio and Total1 Commercial Consumer and Leasing Total ACL% 3 Source: Oxford Economics as of December 2025 4 Hotel loan balances are included in the C&I and Construction segments 5 Commercial excludes Leasing $183 $12 ($10) ($1) ($4) ($ millions) $ % $ % $ % C&I4 $57.1 2.15% $49.6 1.90% $52.9 1.89% Owner Occupied - R/E $9.1 0.46% $8.3 0.43% $7.6 0.39% CRE Investor $49.0 1.21% $48.6 1.26% $48.0 1.23% Construction4 $9.2 1.10% $17.2 1.71% $13.3 1.30% Resi Mortgage $5.6 0.58% $6.5 0.62% $6.8 0.62% Leases $16.0 2.47% $17.3 2.80% $16.4 2.73% HELOC & HEIL $10.0 1.33% $12.5 1.48% $12.6 1.39% Consumer Partnerships $36.5 3.06% $20.2 2.25% $18.9 2.23% Other $2.8 1.94% $3.0 2.08% $3.0 2.11% TOTAL $195.3 1.48% $183.2 1.41% $179.6 1.36% December 31, 2024 September 30, 2025 December 31, 2025 5

14 Investment Portfolio High-quality investment portfolio providing consistent cash flows and borrowing capacity 1 Investment portfolio value includes market value AFS and book value of HTM 2 Weighted average duration and yield of the MBS portfolio 3 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measure • Forecasting P&I cash flows of $1bn+ over the next 24 months • Anticipated cash flows could fund ~3.5% annualized loan growth • Reported AOCI improved $29.1mm or 6% quarter-over-quarter Investments Investment Portfolio1 $4.51bn % of Total Assets1 21% Portfolio Duration2 5.8yrs Portfolio Yield2 2.38% Agency MBS/Notes % >95% Reported AOCI ($445.5mm) Effective AOCI3,4 ($529.2mm) AFS Agency MBS Agency CMOs GNMA MBS/CMOs Agency Debent. HTM Agency MBS Munis $3.54bn $0.97bn $625 $549 $522 $475 $446 $0 $150 $300 $450 $600 $750 4Q24 1Q25 2Q25 3Q25 4Q25 M ill io ns Reported AOCI Trend 4 Effective AOCI ($529.2mm) includes unrealized losses on AFS and unrecognized fair value of HTM as of December 31, 2025; assumes all securities, including HTM, are sold at market prices Note: As of December 31, 2025, unless otherwise stated

15 3 2026 Outlook1 Loan Growth Mid-single digit growth Low-single digit growth in Consumer due to partnership portfolio runoff Deposit Growth Mid-single digit growth Broad-based growth across our businesses Net Interest Margin +/- 3.80% Includes three 25bp rate cuts (March, July, and December) Fee Revenue Growth Mid-single digit growth excluding Cash Connect® Double-digit growth in Wealth & Trust; Cash Connect® impacted by rates Net Charge-offs 0.35% - 0.45% of average loans Efficiency Ratio High 50s Disciplined expense management with continued franchise investment 1 The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy Full-Year Core ROA Outlook of +/-1.40%; Double-digit EPS growth Includes continued buybacks in line with our capital return framework 2026 Outlook Summary

16 WSFS Franchise and Growth Strategy

17 Note: As of December 31, 2025, unless otherwise stated The WSFS Franchise • $21.3 billion in assets • $97.4 billion in fiduciary assets, including $9.4 billion in assets under management • 113 offices • One of largest ATM networks in our market with nearly 500 branded ATMs Founded in 1832, WSFS is one of the ten oldest banks in the U.S. Commercial (Incl. Capital Markets) Small Business Wealth (Private Wealth Management) Trust (BMT of DE and Institutional) Cash Connect® Major Business Lines Largest independent bank & trust company HQ in Delaware-Greater Philadelphia region Consumer NewLane Finance® Mortgage

WSFS Key Strengths

Focused on long-term sustainable top-quintile financial performance

1 Achieving consistent high performance:

- Core ROA averaging 1.36% over the past four years, as well as 1.39% FY'25[1,2]
- Consistent IG ratings with stable outlooks: Baa2 issuer rating from Moody's and A- long-term issuer rating from Morningstar DBRS/Kroll

2 Highly attractive market position[3,4]:

- Ranked 6th in deposits for the 5th largest MSA by deposits
- Uniquely positioned between national/super-regional banks with fragmented market share and smaller banks

3 Differentiated fee revenue:

- Fee revenue accounted for 32% of total revenue FY25
- Key fee revenue drivers include Wealth & Trust, Cash Connect®, Capital Markets, and Banking
- 11% compounded core fee growth from 2022-2025

4 Strong balance sheet and liquidity:

- Capital ratios significantly above "well-capitalized"
- Liquidity is a strength with minimal wholesale funding, ample secured capacity (~$8bn), and 74% L/D ratio
- No brokered deposits, fed funds, or FHLB borrowings
- CRE + Construction / Tier 1 Capital + ACL Ratio of 204%

5 Diverse client base:

- C&I loans (including owner-occupied) composed 46% of commercial loans and 36% of gross loans as of 4Q25
- >50% of client deposits generated outside of Consumer
- Consistently averaging above 30% in noninterest deposits

6 Significant Wealth and Trust franchise:

- Contributed 25% of total revenue FY25
- 15% compounded AUA/AUM growth from 2022-2025

[1] This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measure
[2] 2022 Core ROA is adjusted to exclude the $23.5 million, or 9bps impact, of initial ACL provision recorded in connection with the acquisition of Bryn Mawr Trust
[3] FDIC and S&P Global. Data excludes credit unions and non-traditional banks; as of June 30, 2025. Also excludes TD Bank's 2035 Limestone Rd, Wilmington, DE location
[4] U.S. Census Bureau (2024), American Community Survey 1-Year Estimates
Note: As of December 31, 2025, unless otherwise stated

18

Unique Market Position

Largest locally headquartered bank and wealth franchise in the Greater Philadelphia and Delaware region

Centrally located in the MA-NY-PA-MD/DC corridor

#1 mega-region globally by economic output[2]

Top 10 MSA with over 6 million people and 2.5 million households[3]

7th Largest MSA labor force[4]

- One of nation's leading regions for academia and academic research; over 100 colleges and universities
- Diverse, established, and growing industries led by healthcare, biotech, and logistics; Top tech labor force[5]

5th Largest MSA by deposits[1]

- Positioned between national/super-regional banks with fragmented market share and smaller community banks
- PA-NJ-DE have ~1 million households with over $1 million in investable assets[6]

Philadelphia-Wilmington-Camden MSA[1]

2025 Rank		Net Deposits (millions)	Market Share %
1	TD	$34,534	14.3%
2	Wells Fargo	$34,383	14.2%
3	PNC	$28,411	11.7%
4	BofA	$26,293	10.9%
5	Citizens	$23,187	9.6%
6	**WSFS**	**$15,754**	**6.5%**
7	M&T	$15,553	6.4%
8	Fulton	$8,441	3.5%
9	Santander	$7,587	3.1%
10	Univest	$5,572	2.3%
	64 Remaining	*$42,266*	*17.5%*

[1] FDIC and S&P Global. Data excludes estimated brokered deposits, credit unions, and non-traditional banks; as of June 30, 2025. Also excludes TD Bank's 2035 Limestone Rd, Wilmington, DE location. Brokered deposits estimated based on percentage of parent deposits within MSA.
[2] The World Economic Forum
[3] Philadelphia-Wilmington-Camden MSA. U.S. Census Bureau (2024), American Community Survey 1-Year Estimates
[4] Bureau of Labor Statistics and ESRI (2023)
[5] CBRE (2022)
[6] Phoenix Marketing International

19

Performance Highlights

3Q25 YTD WSFS Performance vs. KRX[1,2] Across Key Metrics

3Q25 YTD Financial Highlights[2]

Reported EPS: $3.75
Core EPS: $3.79

Reported ROA: 1.37%
Core ROA: 1.39%

Reported ROTCE: 17.78%
Core ROTCE: 17.92%

Reported PPNR: $320mm
Core PPNR: $322mm



NIM
86%
Core Fee Revenue %
92%
CET1 Ratio
80%
Ending ACL %
78%
Core ROA %
76%
Core ROTCE
86%
Cost of Deposits
73%

Debt Ratings

Moody's: Reaffirmed 8/2025
Baa2 Issuer Rating
Stable Outlook

Morningstar: Affirmed 8/2025
A- Long-Term Issuer Rating
Stable Outlook

Kroll: Reaffirmed 7/2025
A- Senior Unsecured
Stable Outlook

[1] S&P Global; data for KBW Nasdaq Regional Banking Index (KRX) peers pulled as of January 9, 2026
[2] Core Fee Revenue %, Core ROA %, Core EPS, and Core ROTCE are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measures
Note: As of September 30, 2025, unless otherwise stated

20

21 1 KRX represents the KBW Nasdaq Regional Bank Index 2 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measure Franchise Growth & Performance Consistently delivering top-tier performance against KRX peers while growing the franchise1 $15.8 $19.9 $20.6 $20.8 $21.3 1.80% 1.41% 1.38% 1.26% 1.39% 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 2021 2022 2023 2024 2025 Bi llio ns Total Assets Core ROA Bryn Mawr Trust Acquisition 2,3 3 2022 Core ROA is adjusted to exclude the $23.5 million, or 9bps impact, of initial ACL provision recorded in connection with the acquisition of Bryn Mawr Trust Note: GAAP ROA is the following: 2021 – 1.82%, 2022 – 1.09%, 2023 – 1.33%, 2024 – 1.27%, and 2025 – 1.36%

22 Core ROTCE1 Net Interest Margin Core ROA1,2 Core Fee Income %1,3 Core Metrics – 5 Year Trend 1.80% 1.41% 1.38% 1.26% 1.39% 0.0% 0.4% 0.8% 1.2% 1.6% 2.0% 2021 2022 2023 2024 2025 29.4% 27.9% 28.0% 32.2% 32.3% 24.0% 26.0% 28.0% 30.0% 32.0% 34.0% 2021 2022 2023 2024 2025 3.23% 3.71% 4.11% 3.82% 3.87% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 2021 2022 2023 2024 2025 21.33% 20.37% 22.48% 17.83% 17.96% 1.4% 6.4% 11.4% 16.4% 21.4% 26.4% 2021 2022 2023 2024 2025 1 These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measures 2 2022 Core ROA is adjusted to exclude the $23.5 million, or 9bps impact, of initial ACL provision recorded in connection with the acquisition of Bryn Mawr Trust 3 %s represent core fee (noninterest) income divided by total core net revenue

23 Core Fee Revenue Trends1 32.3% core fee revenue ratio in FY25; double-digit growth in Wealth and Trust $67 $78 $75 $76 $68 $73 $79 $51 $41 $43 $56 $82 $115 $97 $44 $50 $63 $125 $133 $148 $171 $162 $169 $181 $257 $283 $336 $347 $0 $50 $100 $150 $200 $250 $300 $350 $400 2019 2020 2021 2022 2023 2024 2025 Banking Cash Connect Wealth and Trust 22’-25’ Total CAGR: +11% 2 ® 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Reconciliation of Non-GAAP for the most directly comparable GAAP measure 2 Banking includes deposit service charges, SBA loan sales, loan and lease fees, credit and debit revenue, capital markets, mortgage, and other banking related fees M ill io ns

Local Knowledge Combined with National Scale

WSFS Financial Corporation

Relationship-based banking generates high margins, resilient deposits, and fee opportunities

Significant fee revenue is a key differentiator and serves as a growth engine for the franchise and banking products

Commercial Banking

Loans: *$8.9 billion*

Deposits: *$4.1 billion*

- C&I, CRE, and Construction lending
- Treasury Management
- Capital Markets

Consumer Banking

Loans: *$3.0 billion*

Deposits: *$8.5 billion*

- 87 branches & 488 ATMs
- Home Lending & Consumer loans
- Built-in referral network

Private Wealth Management

FY25 Fees: *$60.5 million*

AUA/AUM[1]: *$11.2 billion*

- Financial planning
- Family office services
- Succession and estate planning
- Investment management
- Charitable/foundation strategies

Bryn Mawr Trust of Delaware

FY25 Fees: *$31.7 million*

AUA/AUM[1]: *$56.0 billion*

- Personal trust
- Unique assets
- Investment management
- Business transactions

Small Business Banking

Loans: *$0.8 billion*

Deposits: *$1.9 billion*

- C&I and CRE lending
- SBA lending

NewLane Finance®

Leases: *$0.6 billion*

- Equipment financing
- Focus on small ticket leasing

WSFS Institutional Services®

FY25 Fees: *$78.7 million*

AUA[1]: *$30.2 billion*

- Trustee and agent services on asset securitizations and debt issuances
- Custody/escrow services
- Default/bankruptcy trustee

Cash Connect®

FY25 Fees: *$97.4 million*

Total Units: *36,446*

- Logistics services (bailment, armored carrier, and currency)
- Cash services (ATM/smart safes, reconciliation, and forecasting)

[1] AUA represents Assets Under Administration and AUM represents Assets Under Management; AUM includes certain flat-fee assets

Note: Information is as of December 31, 2025, unless otherwise stated

24

Focused on Relationship-Banking

Commercial Banking			Small Business Banking		Consumer Banking	
C&I Banking	Commercial Real Estate	Corporate Banking	Business Banking	SBA Lending	Consumer Banking	Home Lending

Deep market experience with a full suite of capabilities

80+ dedicated relationship managers with knowledge of local economy and industries

Averaging 20+ years of experience, including many with larger banks

Capabilities in **treasury management**, **capital markets,** and cash logistics

- Capturing ~50% deposit-to-loan ratio
- Dedicated teams focused on healthcare and multi-cultural businesses


67%
Total loans
C&I[3]
CRE
Construction

- Average balance of >$47K per deposit account highlights relationship strength


6%
Total loans
C&I[3]
CRE

- **87 Branches and 488 ATMs**
  - ~$98 million in deposits per branch[1]
  - Relationship NPS score of 77.1[2]
  - >200K households
- Home Lending team offers customized 1st and 2nd mortgage solutions with nationwide capabilities and expertise


23%
Total loans
Banking
Mortgage
Spring EQ
Lendkey

[1] Consumer Banking client deposits

[2] Medallia; as of December 31, 2025. Net promotor score (NPS) is a client loyalty and satisfaction measurement

[3] Includes owner-occupied

Note: Information is as of December 31, 2025, unless otherwise stated

25

26 Wealth and Trust: Overview 1 S&P Global; banks and thrifts with greater than $15 million annualized revenue generated from TTM (trailing twelve-month) fiduciary activities and between $5B to $100B in assets; data as of January 12, 2025 2 Excludes intercompany allocations 3 Medallia Note: As of December 31, 2025, unless otherwise stated $64.5 $78.1 $89.4 $97.4 $0 $20 $40 $60 $80 $100 $120 2022 2023 2024 2025 Bi llio ns AUA AUM AUA and AUM Trend Premier full-service national Wealth and Trust franchise • Diversified Fee Revenue: • $171.4 million in 2025, up 16% as compared to 20242 • 68% of FY25 fees came from outside of AUM-based services • Relationship and Client Growth: • ~11,300 Advisory Relationships; ~1,800 Institutional Clients • Exceptional Service: • Wealth NPS score of 79.33; leveraging Bryn Mawr Trust® brand 5th largest wealth business amongst full-service banks under $100 billion in assets1 Transaction- based, 17% Account- based, 51% AUM-based, 32% 2025 Fee Composition2 $124.8 $132.5 $148.1 $171.4 $0 $30 $60 $90 $120 $150 $180 2022 2023 2024 2025 M illi on s Fee Revenue Trend2 22’-25’ CAGR: +15% 22’-25’ CAGR: +11%

27 Wealth and Trust: Private Wealth and Personal Trust Private Wealth Management (PWM) FY25 Fee Revenue: $60.5 million Bryn Mawr Trust of Delaware FY25 Fee Revenue: $31.7 million Trustee and advisory services, financial planning, investment management, family office and traditional banking services to high-net-worth clients Personal trust and fiduciary services to advisors supporting individuals and families across the U.S. and internationally 2025 Highlights: • $92.2 million fee revenue; up 3% compared to 2024 • $57.8 billion AUA and $9.4 billion AUM • Successfully referred ~$300 million of AUM internally • $1.3 billion Private Wealth deposits Strategic Opportunities: • Under 5% penetration rate of wealthy clients in our footprint; representing significant growth opportunity • Expanding strategic partnerships alongside referral programs • Distribute trust services more broadly to wealth, legal, and tax advisors $57.8 $9.4 $20 $30 $40 $50 $60 $70 2023 2024 2025 AU A/ AU M (B illi on s) AUA / AUM AUA AUM Note: As of December 31, 2025, unless otherwise stated 7.5K 0 2,000 4,000 6,000 8,000 4Q22 4Q23 4Q24 4Q25 N um be r o f A cc ou nt s Personal Trust Account Growth

28 Wealth and Trust: WSFS Institutional Services® 1 Includes special purpose entity (SPE) revenue 2 2025 Asset-Backed Alert; activity based on total issuance of deals in the year Note: As of December 31, 2025, unless otherwise stated Trustees for U.S. ABS and MBS2 Issuance ($mm) Number of Deals Market Share % U.S. Bank 152,521$ 307 27.8% Citigroup 110,273$ 191 20.1% Wilmington Trust 92,117$ 183 16.8% WSFS Bank 64,187$ 169 11.7% Computershare 56,364$ 113 10.3% BNY Mellon 41,921$ 71 7.6% UMB Bank 21,706$ 39 4.0% Deutsche Bank 7,612$ 19 1.4% Others 1,399$ 3 0.3% 2025 Rank 2025 Highlights: • $78.7 million fee revenue; up 35% compared to 20241 • $30.2 billion AUA; up 9% YoY • $1.8 billion in deposits • 4th most active U.S. ABS and MBS trustee2 Global Capital Markets (GCM) FY25 Fee Revenue: $17.1 million A non-conflicted/independent provider of indenture trustee and agency services. Clients are typically in the leveraged/ distressed debt market. • Bankruptcy and Restructuring • Escrow and Custody Services Corporate Trust (CT) FY25 Fee Revenue: $61.1 million Premier provider of trustee and agency services. Clients are typically loan originators/purchasers and investment banks. • Asset Securitizations • Warehouse Financing • Delaware Trustee • Escrow, Verification, and Custody Services Strategic Opportunities: • Growing at an annual double-digit revenue pace • Expanding opportunities in paying agent role and CLO market with Moody’s and Morningstar DBRS rating • Partnering with technology companies for paying and verification agent services $30.2 $1.8 $0.0 $0.4 $0.8 $1.2 $1.6 $2.0 $0 $10 $20 $30 $40 $50 2023 2024 2025 AUA Deposits AUA and Deposits ($bn)

29 Cash Connect® Cash Supported ~$1.3 billion cash managed ATMs ~24,000 non-bank and 488 WSFS • WSFS has significant network in footprint • Support >50 Independent Operators Smart Safes ~11,900 smart safes (~2,200 clients) • +1,967 smart safes or +20% YoY Managed Services Armored Carrier Management: • ~8,000 units Cash Reconcilement & Forecasting: • ~900 reconcilement units • ~4,000 forecasting units Loss Protection Fees: • ~13,000 units 2025 Net Profit Margin of 11.5%1; up from 1.0% in 2024 Leading National Provider of Cash Logistics and Services Bailment, 62% Smart Safes, 13% Armored Services, 20% Other, 5% Strategic Opportunities: • Grow profit margin by leveraging pricing and network optimization opportunities • Annual double-digit growth in smart safe units • Streamline processes and improve Client experience while maintaining focus on risk management 1 Net profit margin represents pre-tax revenue after intercompany allocations divided by fees and NII 2 5.5% when excluding impacts of nonrecurring client termination. See Reconciliation of Non-GAAP for details on adjustments Note: As of December 31, 2025, unless otherwise stated FY25 Fee Composition 6.1% 1.0% 11.5% 0% 3% 6% 9% 12% 15% 2023 2024 2025 Net Profit Margin 5.5%2 79%, 75%, 67%, 21% 25% 33% 0% 20% 40% 60% 80% 100% 4Q23 4Q24 4Q25 Total Units Managed ATMs Smart Safes

30 NewLane Finance® 1 Excludes acquired portfolios Note: As of December 31, 2025, unless otherwise stated Strategic Opportunities: • Building out the sales team to support growth in alignment with the credit risk environment • Focus on industries widely considered essentialSmall Ticket Equipment Financing (Leasing) Market Opportunity: • $100+ billion segment with over 100,000 equipment dealers • Over 33 million small businesses nationwide • ~30,000 small business clients; <1% market penetration in the space Granular with High-Yields and Collateral: • 4Q25 origination yield of 8.86% • ~$35,000 average deal size Asset Quality: • 4Q25 NCO: 1.64% of portfolio • 4Q25 Reserve: 2.73% of portfolio • 4Q25 DLQ: 1.18% of portfolio 4Q25 Portfolio Net Yield of 8.95%; up 4bps YoY 29.5 - 5 10 15 20 25 30 35 4Q23 4Q24 4Q25 Th ou sa nd s Clients $584 $- $100 $200 $300 $400 $500 $600 $700 4Q23 4Q24 4Q25 M ill io ns Lease Balances1

31 Additional Loan Portfolio Information

32 3 Commercial Loan Composition1 1 As defined by the North American Industry Classification System (NAICS) 2 Concentration limits are based on relationship exposure, and Tier-1 + ACL 3 Based on relationship’s outstanding balances Note: As of December 31, 2025, unless otherwise stated 2 Highly diversified C&I, Owner-Occupied, CRE, and Construction Portfolios C&I and Owner-Occupied $4.7 billion CRE and Construction $4.9 billion Other, 16% Hotels, 15% Finance & Insurance, 11%Other Services (except Public Admin), 10% Healthcare & Social Assistance, 9% Contractors, 9% Retail Trade, 7% Manufacturing, 7% Food Services, 5% Professional, Science & Tech., 5% Wholesale Trade, 3% Real Estate Rental and Leasing, 3% • 26 distinct concentration limits2 • All in compliance • House lending limit of $100mm • No relationships > limit • 15 relationships over $50mm3 • 7% gross loans • CRE & Const./Tier 1 Capital + ACL: 204% • CRE & Const.: 37.1% of gross loans • Office: 5.0% of gross loans • Multifamily: 11.3% of gross loans • Construction: 7.7% of gross loans Non-Depository Financial Institutions: • $415mm (3.1% of gross loans) • No single portfolio >32% Concentration Statistics Residential Multifamily, 32% Retail, 26% Office, 13% Residential 1-4 , 11% Flex, Warehouse, Self-Storage, General Industrial, 9% Special Use & Other, 7% Medical Office, 2%

33 3 CRE and Select Portfolios 1 Inclusive of Construction 2 Office portfolio metrics includes one C&I loan, in participation with another bank, to a fund that is invested in office properties predominantly in East Coast suburban markets 3 Office portfolio excludes $108.2mm ($109.0mm exposure) of Medical Office 2 $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.6 2026 2027 2028 2029 2030 Bi lli on s Volume of Maturing CRE Loans by Industry Office Multi-Family Industrial/Flex Retail Resi 1-4 Other CRE Portfolio: • Granular with an average loan balance of $1.3mm • ~82% of the portfolio effectively has a fixed rate (~35% of the portfolio fixed with ~73% of the variable rate portfolio swapped) • Continually reviewing $2.5mm+ loans maturing in the next 24 months and stress testing upcoming maturities at 7.50% interest rate to proactively address low DSCRs 13.2% 13.3% 12.2% 13.6% 12.4% Portfolio Maturity % • $665mm with $710mm exposure3; 5.0% of gross loans • $1.8mm average loan balance • 79% Suburban and 14% Urban; 7% of Office is in CBD4 • 12 loans over $10mm; 2 loans >$20mm (largest ~$26mm)5 • Average LTV of ~59% at origination • 3.4% DLQ; 2.6% NCO6; 1.06% NPA; 10.6% problem loans • 79% with recourse Office Portfolio1,2 • $1.5bn with $1.9bn exposure; 11.3% of gross loans • $2.7mm average loan balance • 54% Suburban and 38% Urban; 8% of CRE Multifamily is in CBD4 • 11 loans over $20mm; largest loan ~$31mm5 • Average LTV of ~59% at origination • 1.0% DLQ; 0% NCO6; 0.54% NPA; 2.45% problem loans • 86% with recourse Multifamily Portfolio1 4 Central Business District 5 Based on outstanding balance 6 Based on latest quarter annualized

34 Reconciliation of Non-GAAP Financial Measures

35 Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). This presentation may include the following non-GAAP measures: • Adjusted Net Income (non-GAAP) attributable to WSFS is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, corporate development and restructuring expense, and remeasurement of lease liability; • Core noninterest income, also called Core Fee Revenue, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of realized/unrealized gain (loss) on equity investments, net, and Visa derivative valuation adjustment; • Core fee revenue ratio (%) is a non-GAAP measure that divides (i) Core Fee Revenue by (ii) Core Net Revenue (tax-equivalent); • Core net interest income is a non-GAAP measure that adjusts net interest income to exclude the impact of certain dividends; • Core Earnings Per Share (EPS) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) weighted average shares of common stock outstanding for the applicable period; • Core Net Revenue is a non-GAAP measure that adds (i) core net interest income and (ii) Core Fee Revenue; • Core Net Revenue (tax-equivalent) is a non-GAAP measure that adjusts core net revenue to include the impact of tax-equivalent income; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude FDIC special assessment, loss on debt extinguishment, corporate development and restructuring expenses, and remeasurement of lease liability; • Core Efficiency Ratio is a non-GAAP measure that divides (i) core noninterest expense by (ii) the sum of core interest income and Core Fee Revenue; • Core Return on Average Assets (ROA) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period; • Effective AOCI is a non-GAAP measure that adds (i) unrealized losses on AFS securities, (ii) unrealized holding losses on securities transferred from AFS to HTM, and (iii) unrecognized fair value losses on HTM securities; • Tangible Common Equity (TCE) is a non-GAAP measure and is defined as total stockholders’ equity of WSFS less goodwill and other intangible assets; • TCE Ratio is a non-GAAP measure that divides (i) TCE by (ii) tangible assets; • Tangible assets is a non-GAAP measure and is defined as total assets less goodwill and other intangible assets; • Adjusted tangible assets is a non-GAAP measure that adjusts tangible assets to include the impact of the liquidation of our investment securities portfolio; • Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; • Core ROTCE is a non-GAAP measure that is defined as adjusted net income (non-GAAP) attributable to WSFS divided by tangible common equity; • Net tangible income is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the amortization of intangible assets; • Core net tangible income is a non-GAAP measure that adjusts adjusted net income (non-GAAP) attributable to WSFS to exclude the impact of the amortization of intangible assets; • Tangible common book value per share (TBV) is a non-GAAP financial measure that divides (i) TCE by (ii) shares outstanding; • Tangible common equity including effective AOCI is a non-GAAP measure that adjusts tangible common equity to include effective AOCI; • Pre-provision Net Revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses; • Core PPNR is a non-GAAP measure that adjusts PPNR to exclude the impact of realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, corporate development and restructuring expenses, and remeasurement of lease liability; • Core Return on Average Equity (ROE) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average stockholders’ equity for the applicable period; • Adjusted risk weighted assets is a non-GAAP measure that adjusts the Corp’s risk weighted assets determined in accordance with GAAP to include the impact of the liquidation of our investment securities portfolio; • Adjusted average assets is a non-GAAP measure that adjusts the Corp’s average assets determined in accordance with GAAP to include the impact of the liquidation of our investment securities portfolio; • Adjusted tangible assets is a non-GAAP measure that adjusts tangible assets to include the impact of the liquidation of our investment securities portfolio; • Adjusted total risk-based capital is a non-GAAP measure that adjusts total risk-based capital determined in accordance with GAAP to include effective AOCI; • Adjusted total risk-based capital ratio is a non-GAAP measure that divides (i) adjusted total risk-based capital by (ii) adjusted risk weighted assets; • Adjusted common equity Tier 1 capital is a non-GAAP measure that adjusts common equity Tier 1 capital determined in accordance with GAAP to include effective AOCI; • Adjusted common equity Tier 1 capital ratio is a non-GAAP measure that divides (i) adjusted common equity Tier 1 capital by (ii) adjusted risk weighted assets; • Adjusted Tier 1 capital is a non-GAAP measure that adjusts Tier 1 capital determined in accordance with GAAP to include effective AOCI; • Adjusted Tier 1 leverage ratio is a non-GAAP measure that divides (i) adjusted Tier 1 capital by (ii) adjusted average assets; and • Coverage ratio including the remaining credit marks is a non-GAAP measure that adjusts the coverage ratio to include the impact of the remaining credit marks on the acquired loan portfolios.

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2024	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Net interest income (GAAP)	**$ 187,353**	$ 184,023	$ 178,207	**$ 726,087**	$ 705,438
Core net interest income (non-GAAP)	**$ 187,353**	$ 184,023	$ 178,207	**$ 726,087**	$ 705,438
Noninterest income (GAAP)	**$ 84,521**	$ 86,471	$ 83,307	**$ 339,898**	$ 340,920
Plus: Unrealized loss on equity investments, net	**(4,057)**	—	—	**(4,057)**	—
Less: Realized gain on sale of equity investment, net	**—**	939	123	**957**	2,309
(Plus)/less: Visa derivative valuation adjustment	**(1,500)**	(2,429)	—	**(3,929)**	2,829
Core fee revenue (non-GAAP)	**$ 90,078**	$ 87,961	$ 83,184	**$ 346,927**	$ 335,782
Core net revenue (non-GAAP)	**$ 277,431**	$ 271,984	$ 261,391	**$ 1,073,014**	$ 1,041,220
Core net revenue (non-GAAP) (tax-equivalent)	**$ 277,957**	$ 272,482	$ 261,811	**$ 1,074,980**	$ 1,042,785
Noninterest expense (GAAP)	**$ 161,973**	$ 163,056	$ 169,126	**$ 636,167**	$ 637,689
Less: FDIC special assessment	**—**	—	—	**—**	880
Less: Loss on debt extinguishment	**1,151**	352	—	**1,503**	(112)
Less/(plus): Corporate development expense	**55**	171	61	**(44)**	473
(Plus)/less: Restructuring expense	**(126)**	398	2,193	**532**	2,193
Core noninterest expense (non-GAAP)	**$ 160,893**	$ 162,135	$ 166,984	**$ 634,176**	$ 634,255
Core efficiency ratio (non-GAAP)	**57.9 %**	59.5 %	63.8 %	**59.0 %**	60.8 %
Core fee revenue ratio (non-GAAP)(tax-equivalent)	**32.4 %**	32.3 %	31.8 %	**32.3 %**	32.2 %

(dollars in thousands, except per share data)	Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2024
Calculation of tangible common equity ratio:			
Total Assets (GAAP)	**$ 21,314,076**	$ 20,840,415	$ 20,814,303
Less: Goodwill and other intangible assets	**969,903**	973,677	988,160
Total tangible assets (non-GAAP)	**$ 20,344,173**	$ 19,866,738	$ 19,826,143
Total stockholders' equity of WSFS (GAAP)	**$ 2,738,545**	$ 2,753,273	$ 2,589,752
Less: Goodwill and other intangible assets	**969,903**	973,677	988,160
Total tangible common equity (non-GAAP)	**$ 1,768,642**	$ 1,779,596	$ 1,601,592
Equity to asset ratio (GAAP)	**12.85 %**	13.21 %	12.44 %
Tangible common equity to tangible assets ratio (non-GAAP)	**8.69 %**	8.96 %	8.08 %

(dollars in thousands)	Three Months Ended December 31, 2025
Calculation of effective AOCI:	
Unrealized losses on AFS securities	**$ 376,545**
Unrealized losses on securities transferred from AFS to HTM	**63,409**
Unrecognized fair value on HTM securities	**85,409**
Effective AOCI (non-GAAP)	**$ 525,363**
Calculation of coverage ratio including the estimated remaining credit marks:	
Coverage ratio	**1.36 %**
Plus: Estimated remaining credit marks on the acquired loan portfolios	**0.10**
Coverage ratio including the estimated remaining credit marks (non-GAAP)	**1.46 %**

36

Appendix: Non-GAAP Financial Information

(dollars in thousands, except per share data)	Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2024	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024	Nine Months Ended September 30, 2025
GAAP net income attributable to WSFS	**$ 72,678**	$ 76,449	$ 64,202	**$ 287,349**	$ 263,671	$ 214,671
Plus/(less): Pre-tax adjustments[1]	**6,637**	2,411	2,019	**9,020**	(1,704)	2,383
(Less)/plus: Tax impact of pre-tax adjustments	**(1,637)**	(589)	(445)	**(2,097)**	485	(616)
Adjusted net income (non-GAAP) attributable to WSFS	**$ 77,678**	$ 78,271	$ 65,776	**$ 294,272**	$ 262,452	$ 216,438
Net income (GAAP)	**$ 72,694**	$ 76,467	$ 64,155	**$ 287,249**	$ 263,495	$ 214,555
Plus: Income tax provision	**24,538**	24,405	20,197	**93,363**	83,764	68,825
Plus: Provision for credit losses	**12,669**	6,566	8,036	**49,206**	61,410	36,537
PPNR (Non-GAAP)	**109,901**	107,438	92,388	**429,818**	408,669	319,917
Plus/(less): Pre-tax adjustments[1]	**6,637**	2,411	2,019	**9,020**	(1,704)	2,383
Core PPNR (Non-GAAP)	**$ 116,538**	$ 109,849	$ 94,407	**$ 438,838**	$ 406,965	$ 322,300
GAAP return on average assets (ROA)	**1.33 %**	1.44 %	1.21 %	**1.36 %**	1.27 %	1.37 %
Plus/(less): Pre-tax adjustments[1]	**0.12**	0.05	0.04	**0.04**	(0.01)	0.02
(Plus)/less: Tax impact of pre-tax adjustments	**(0.03)**	(0.01)	(0.01)	**(0.01)**	—	—
Core ROA (non-GAAP)	**1.42 %**	1.48 %	1.24 %	**1.39 %**	1.26 %	1.39 %
Earnings per share (diluted)(GAAP)	**$ 1.34**	$ 1.37	$ 1.09	**$ 5.09**	$ 4.41	$ 3.75
Plus/(less): Pre-tax adjustments[1]	**0.12**	0.04	0.03	**0.16**	(0.03)	0.04
(Plus)/less: Tax impact of pre-tax adjustments	**(0.03)**	(0.01)	(0.01)	**(0.04)**	0.01	—
Core earnings per share (non-GAAP)	**$ 1.43**	$ 1.40	$ 1.11	**$ 5.21**	$ 4.39	$ 3.79

[1] Pre-tax adjustments include realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, and corporate development and restructuring expense

37

Appendix: Non-GAAP Financial Information

(dollars in thousands)	Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2024	For the Year Ended December 31, 2025	Nine Months Ended September 30, 2025
Calculation of return on average tangible common equity:					
GAAP net income attributable to WSFS	**$ 72,678**	$ 76,449	$ 64,202	**$ 287,349**	$ 214,671
Plus: Tax effected amortization of intangible assets	**2,782**	2,864	2,965	**11,538**	8,756
Net tangible income (non-GAAP)	**$ 75,460**	$ 79,313	$ 67,167	**$ 298,887**	$ 223,427
Average stockholders' equity of WSFS	**$ 2,742,480**	$ 2,694,883	$ 2,643,325	**$ 2,682,068**	$ 2,661,709
Less: Average goodwill and intangible assets	**972,332**	976,270	990,762	**979,420**	981,809
Net average tangible common equity	**$ 1,770,148**	$ 1,718,613	$ 1,652,563	**$ 1,702,648**	$ 1,679,900
Return on average equity (GAAP)	**10.51 %**	11.25 %	9.66 %	**10.71 %**	10.78 %
Return on average tangible common equity (non-GAAP)	**16.91 %**	18.31 %	16.17 %	**17.55 %**	17.78 %
Calculation of core return on average tangible common equity:					
Adjusted net income (non-GAAP) attributable to WSFS	**$ 77,678**	$ 78,271	$ 65,776	**$ 294,272**	$ 216,438
Plus: Tax effected amortization of intangible assets	**2,782**	2,864	2,965	**11,538**	8,756
Core net tangible income (non-GAAP)	**$ 80,460**	$ 81,135	$ 68,741	**$ 305,810**	$ 225,194
Net average tangible common equity	**$ 1,770,148**	$ 1,718,613	$ 1,652,563	**$ 1,702,648**	$ 1,679,900
Core return on average equity (non-GAAP)	**11.24 %**	11.52 %	9.90 %	**10.97 %**	10.87 %
Core return on average tangible common equity (non-GAAP)	**18.03 %**	18.73 %	16.55 %	**17.96 %**	17.92 %

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Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	**December 31, 2025**	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Calculation of tangible common book value per share:									
Total stockholders' equity of WSFS (GAAP)	**$ 2,738,545**	$ 2,753,273	$ 2,682,728	$ 2,671,614	$ 2,589,752	$ 2,678,264	$ 2,489,580	$ 2,473,481	$ 2,477,636
Less: Goodwill and other intangible assets	**969,903**	973,677	977,546	983,882	988,160	992,163	996,181	1,000,344	1,004,560
Total tangible common equity (non-GAAP)	**1,768,642**	1,779,596	1,705,182	1,687,732	1,601,592	1,686,101	1,493,399	1,473,137	1,473,076
Shares outstanding (000s)	**53,410**	55,427	56,235	57,693	58,657	59,033	59,261	60,084	60,538
Tangible common book value per share (non-GAAP)	**$ 33.11**	$ 32.11	$ 30.32	$ 29.25	$ 27.30	$ 28.56	$ 25.20	$ 24.52	$ 24.33

(dollars in thousands, except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Calculation of tangible common book value per share:								
Total stockholders' equity of WSFS (GAAP)	$ 2,242,795	$ 2,314,659	$ 2,306,362	$ 2,205,113	$ 2,103,593	$ 2,315,360	$ 2,520,463	$ 1,939,099
Less: Goodwill and other intangible assets	1,008,472	1,004,278	1,008,250	1,012,232	1,016,413	1,019,857	1,032,189	547,231
Total tangible common equity (non-GAAP)	1,234,323	1,310,381	1,298,112	1,192,881	1,087,180	1,295,503	1,488,274	1,391,868
Shares outstanding (000s)	60,728	61,093	61,387	61,612	61,949	63,587	64,735	47,609
Tangible common book value per share (non-GAAP)	$ 20.33	$ 21.45	$ 21.15	$ 19.36	$ 17.55	$ 20.37	$ 22.99	$ 29.24

39

40 Appendix: Non-GAAP Financial Information As of December 31, (dollars in thousands) 2025 Calculation of adjusted common equity Tier 1 capital: Common equity tier 1 capital (GAAP) $ 2,239,566 Less: Effective AOCI (non-GAAP) 525,363 Adjusted common equity tier 1 capital (non-GAAP) $ 1,714,203 Risk Weighted Assets (GAAP) $ 16,083,078 Less: Debt securities 1,000,043 Adjusted Risk Weighted Assets (non-GAAP) $ 15,083,035 Common equity Tier 1 capital (GAAP) 13.92 % Adjusted common equity Tier 1 capital ratio (non-GAAP) 11.37 % Calculation of adjusted Tier 1 leverage: Tier 1 capital (GAAP) $ 2,239,566 Less: Effective AOCI (non-GAAP) 525,363 Adjusted Tier 1 capital (non-GAAP) $ 1,714,203 Average assets (Corp) (GAAP) $ 21,143,520 Less: Average debt securities 4,480,006 Adjusted average assets (non-GAAP) $ 16,663,514 Tier 1 leverage (GAAP) 10.59 % Adjusted Tier 1 leverage (non-GAAP) 10.29 % As of December 31, (dollars in thousands) 2025 Calculation of adjusted total risk-based capital: Total risk-based capital (GAAP) $ 2,519,839 Less: Effective AOCI (non-GAAP) 525,363 Adjusted total risk-based capital (non-GAAP) $ 1,994,476 Risk Weighted Assets (GAAP) $ 16,083,078 Adjusted Risk Weighted Assets (non-GAAP) 15,083,035 Total risk-based capital (GAAP) 15.67 % Adjusted total risk-based capital ratio (non-GAAP) 13.22 % Calculation of adjusted tangible common equity to tangible assets ratio (non-GAAP): Total tangible assets (non-GAAP) $ 20,344,173 Less: Investment securities, AFS & HTM 4,510,577 Total adjusted tangible assets (non-GAAP) $ 15,833,596 Total tangible common equity (non-GAAP) $ 1,768,642 Less: Unrecognized fair value on HTM securities 85,409 Total adjusted tangible common equity (non-GAAP) $ 1,683,233 Tangible common equity to tangible assets ratio (non-GAAP) 8.69 % Tangible common equity to tangible assets ratio including effective AOCI (non-GAAP) 10.63%

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	For the year ended December 31, 2021	2022	2023	2024	2025
Net Income (GAAP)	$ 271,442	$ 222,375	$ 269,156	$ 263,671	**$ 287,350**
Adj: Plus/(less) core (after-tax)[1]	(2,893)	48,310	9,683	(1,219)	**6,922**
Adj: Plus BMT LD1 initial provision (after-tax)	—	17,565	—	—	**—**
Adjusted net income (non-GAAP)	$ 268,549	$ 288,250	$ 278,839	$ 262,452	**$ 294,272**
Average Assets	$ 14,903,920	$ 20,463,695	$ 20,203,037	$ 20,821,071	**$ 21,095,621**
GAAP ROA	1.82 %	1.09 %	1.33 %	1.27 %	**1.36 %**
Core ROA (non-GAAP)	1.80 %	1.41 %	1.38 %	1.26 %	**1.39 %**
Net interest income (as reported)	$ 433,649	$ 662,890	$ 725,103	$ 705,438	**$ 726,087**
Core net interest income (non-GAAP)	434,649	664,798	726,918	707,003	**728,053**
Tax-equivalent income	1,000	1,908	1,815	1,565	**1,966**
Noninterest income (as reported)	$ 185,480	$ 260,134	$ 289,871	$ 340,920	**$ 339,899**
Adj: Securities gains	(331)	—	—	—	**—**
Adj: Realized loss (gain) on sale of equity investment, net	706	—	(9,493)	(2,309)	**(957)**
Adj: Unrealized (gain) loss on equity investment, net	(5,141)	(5,980)	(329)	—	**4,057**
Adj: Visa B valuation adjustment	—	2,877	2,460	(2,829)	**3,929**
Core noninterest income	$ 180,714	$ 257,031	$ 282,509	$ 335,782	**$ 346,928**
Core net revenue	$ 614,363	$ 919,921	$ 1,007,612	$ 1,041,220	**$ 1,073,015**
Core net revenue (tax-equivalent)	$ 615,363	$ 921,829	$ 1,009,427	$ 1,042,785	**$ 1,074,981**
Core fee income %	29.4 %	27.9 %	28.0 %	32.2 %	32.3 %
Core fee income % (tax-equivalent)	29.4 %	27.9 %	28.0 %	32.2 %	32.3 %

[1] For details on our core adjustments for full-year 2021 through 2025 refer to each years' respective fourth quarter Earnings Release filed at Exhibit 99.1 on Form 8-K

41

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	For the Year Ended December 31, 2021	2022	2023	2024	2025
Calculation of return on average tangible common equity:					
GAAP net income attributable to WSFS	$ 271,442	$ 222,375	$ 269,156	$ 263,671	**$ 287,350**
Plus: Tax effected amortization of intangible assets	8,069	11,752	11,724	11,893	**11,538**
Net tangible income (non-GAAP)	$ 279,511	$ 234,127	$ 280,880	$ 275,564	**$ 298,888**
Average stockholders' equity of WSFS	$ 1,848,904	$ 2,398,871	$ 2,300,467	$ 2,535,737	**$ 2,682,068**
Less: Average goodwill and intangible assets	552,345	1,012,233	1,008,128	996,899	**979,420**
Net average tangible common equity	$ 1,296,559	$ 1,386,638	$ 1,292,339	$ 1,538,838	**$ 1,702,648**
Return on average equity (GAAP)	14.68 %	9.27 %	11.70 %	10.40 %	**10.71 %**
Return on average tangible common equity (non-GAAP)	21.56 %	16.88 %	21.73 %	17.91 %	**17.55 %**
Calculation of core return on average tangible common equity:					
Adjusted net income (non-GAAP) attributable to WSFS	$ 268,549	$ 270,685	$ 278,839	$ 262,452	**$ 294,272**
Plus: Tax effected amortization of intangible assets	8,069	11,752	11,724	11,893	**11,538**
Core net tangible income (non-GAAP)	$ 276,618	$ 282,437	$ 290,563	$ 274,345	**$ 305,810**
Net average tangible common equity	$ 1,296,559	$ 1,386,638	$ 1,292,339	$ 1,538,838	**$ 1,702,648**
Core return on average equity (non-GAAP)	14.52 %	11.28 %	12.12 %	10.35 %	**10.97 %**
Core return on average tangible common equity (non-GAAP)	21.33 %	20.37 %	22.48 %	17.83 %	**17.96 %**

(dollars in thousands)	For the Year Ended December 31, **2025**	2024	2023
Calculation of adjusted Cash Connect® profit margin:			
Cash Connect® net revenue	**$ 85,377**	$ 101,170	$ 69,434
Plus: Impact of client termination	**—**	2,818	—
Adjusted Cash Connect® net revenue	**$ 85,377**	$ 103,988	$ 69,434
Cash Connect® pre-tax income	**$ 9,828**	$ 999	$ 4,235
Plus: Impact of client termination	**—**	4,716	—
Adjusted Cash Connect® pre-tax income	**$ 9,828**	$ 5,715	$ 4,235
GAAP Cash Connect® profit margin	**11.5 %**	1.0 %	6.1 %
Adjusted Cash Connect® profit margin	**11.5 %**	5.5 %	6.1 %

42